Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Acquires Sensor Businesses of API Technologies Corp., formerly Spectrum Sensors & Controls

Hampton, VA, April 17, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS), (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announced today the completion of the acquisition of the capital stock of Spectrum Sensors and Controls, Inc., a leader in the design and manufacture of custom temperature probes, high reliability encoders and inertial sensors, from API Technologies Corp. (NASDAQ: ATNY), (“API”) for $51.4 million. The acquisition closed April 17.

Frank Guidone, Company CEO commented, “Spectrum Sensors is the combination of three prior acquisitions: Advanced Thermal Products located in St Mary’s, PA, primarily producing HVAC and refrigeration temperature probes and assemblies, JDK Controls located in Grass Valley, CA, producing high-reliability encoders for aerospace and military applications, and Summit Instruments located in Akron, OH, producing inertial test systems for aerospace and military markets. The pieces fit nicely into our temperature, position and vibration product lines. Nearly 40% of the 3rd party sales are manufactured in an API shared facility in Juarez, Mexico, 80% of which is thermal products. This production will be moved to MEAS’s Chengdu facility (for thermal products) and Shenzhen facility (for position products) within the first 9 months post close. This integration, along with other sourcing and manufacturing synergies, should generate over $1.5 million in incremental annual cost savings benefit for the Company. Once integrated, we expect the transaction to contribute over $8 million in annual EBITDA and approximately $26 million in annual sales.”

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

About API Technologies Corp:

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies' customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitech.com.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com